EXHIBIT 10.12

FIRST AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

This First Amendment to Amended and Restated Credit Agreement (the “First Amendment”) is made as of the 9th day of November, 2004 by and among

THE WET SEAL, INC., a Delaware corporation, having its principal place of business at 26972 Burbank, Foothill Ranch, California 92610, as Lead Borrower for the Borrowers, being:

said WET SEAL, INC.,

WET SEAL CATALOG, INC., a Delaware corporation, having its principal place of business at 26972 Burbank, Foothill Ranch, California 92610; and

THE WET SEAL RETAIL, INC., a Delaware corporation, having its principal place of business at 26972 Burbank, Foothill Ranch, California 92610; and

WET SEAL GC, INC., a Virginia corporation, having its principal place of business at 26972 Burbank, Foothill Ranch, California 92610, as Facility Guarantor; and

the REVOLVING CREDIT LENDERS party hereto; and

BACK BAY CAPITAL FUNDING LLC, as Term Lender, a Delaware limited liability company with offices at 40 Broad Street, Boston, Massachusetts 02109; and

FLEET RETAIL GROUP, INC., as Administrative Agent and Collateral Agent for the Lenders, a Delaware corporation, having its principal place of business at 40 Broad Street, Boston, Massachusetts 02109; and

FLEET NATIONAL BANK, as Issuing Bank, a national banking association having a place of business at 100 Federal Street, Boston, Massachusetts 02110;

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

WITNESSETH

WHEREAS, the Lead Borrower, the Borrowers, the Lenders, the Administrative Agent and Collateral Agent, the Term Lender and the Issuing Bank entered into an Amended and Restated Credit Agreement dated as of September 22, 2004 (as amended and in effect, the “Credit Agreement”); and

WHEREAS, the parties desire to amend certain of the terms and conditions of the Credit Agreement as are set forth herein.

NOW THEREFORE, it is hereby agreed as follows:

1.	Definitions. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

2.	Amendment to Article I. The definition of “Cash Dominion Event” contained in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Cash Dominion Event” means (i) the occurrence and continuance of any Event of Default, or (ii) the failure of the Borrowers to maintain Excess Availability in an amount not less than $15,000,000 at any time, or (iii) the effective date of this First Amendment.

3.	Amendment to Article I. The definition of “Change in Control” contained in Section 1.01 of the Credit Agreement is hereby amended by the addition of the following at the end thereof:

Approval of less than one-half of the members of the board of directors by parties not approved in accordance with the terms provided for in subsection (a), above, shall not constitute a Change in Control hereunder.

4.	Amendment to Article I. The provisions of Article I of the Credit Agreement are hereby amended by the addition of the following definitions in alphabetical order in Section 1.01:

“Convertible Note Indebtedness” has the meaning set forth in Section 6.01(j).

“Convertible Notes” means the Convertible Notes (whether “Initial Notes”, “Additional Series A Notes”, or “Additional Series B Notes” (each as defined in the Securities Purchase Agreement as of the date hereof)), made payable by the Lead Borrower, aggregating up to $56,000,000 (plus capitalized fees, expenses and interest and other amounts thereon), issued pursuant to the Securities Purchase Agreement.

“Intercreditor Agreement” means the Intercreditor and Lien Subordination Agreement dated as of November 9, 2004 (as amended and in effect from time to time) entered into between SAC, as administrative agent and collateral agent for the SAC Lenders, the Loan Parties and the Agents, on behalf of themselves and the Lenders with respect to the SAC Loan.

“Minimum Required Excess Availability” means (a) through the period ending December 19, 2004, Excess Availability at all times of not less than the greater of (i) fifteen percent (15%) of the greater of the Borrowing Base or the Term Loan Borrowing Base, at any time of calculation, or (ii) $7,500,000; and (b) commencing on December 20, 2004 and thereafter, Excess Availability at all times of not less than the greater of (i) fifteen percent (15%) of the greater of the Borrowing Base or the Term Loan Borrowing Base, at any time of calculation, or (ii) $11,000,000. Upon satisfaction of the requirements of Section 5.16, provided that no Default or Event of Default is then occurring, and the Borrowers have furnished the Administrative Agent and the Term

Lender with a business plan reasonably satisfactory to the Administrative Agent and the Term Lender, which business plan reflects levels of Borrowing Base and Term Loan Borrowing Base availability and financial performance by the Borrowers reasonably satisfactory in all respects to the Administrative Agent and the Term Lender, then Minimum Required Excess Availability shall mean, Excess Availability at all times of not less than the greater of (i) fifteen percent (15%) of the greater of the Borrowing Base or the Term Loan Borrowing Base, at any time of calculation, or (ii) $7,500,000, in addition to which, during the period from December 20 through January 20, Excess Availability shall not fall below $11,000,000 for three (3) consecutive days or more.

“SAC” means S.A.C. Capital Associates, LLC, a limited liability company organized under the laws of Anguilla.

“SAC Agents” means collectively, the Administrative Agent and the Collateral Agent under the SAC Credit Agreement.

“SAC Credit Agreement” means the Credit Agreement dated as of November 9, 2004 entered into amongst the Loan Parties, the SAC Agents and the SAC Lenders.

“SAC Indebtedness” has the meaning set forth in Section 6.01(i).

“SAC Lenders” means the lenders from time to time party to the SAC Credit Agreement.

“SAC Loan” means the term loan made by the SAC Lenders to the Borrowers in the original principal amount of $10,000,000.

“SAC Loan Documents” means all documents, instruments and agreements now or hereafter executed in connection with the SAC Loan, including, without limitation, the SAC Credit Agreement, and all other documents and agreements defined as “Loan Documents” in the SAC Credit Agreement.

“Securities Purchase Agreement” means (a) that certain Securities Purchase Agreement dated as of November 9, 2004 entered into by and among the Lead Borrower and the initial holders of the Convertible Notes, or (b) an indenture, in form and substance reasonably satisfactory to the Administrative Agent, in each case, pursuant to which the Lead Borrower issued, among other securities, such notes.

“Securities Purchase Documents” shall mean, collectively, the Securities Purchase Agreement, Initial Notes, the Additional Series A Notes, Additional Series B Notes, Series A Additional Investment Right Warrants, Series B Additional Investment Right Warrants, Series A Warrants, Series B Warrants, Series C Warrants, Series D Warrants, Registration Rights Agreement, any Issuance Document, any Transaction Document (each as defined in the Securities Purchase Agreement as in effect on the date hereof) and any other certificate, instrument or documented contemplated in the Securities Purchase Agreement.

“Subordination Agreement” means the Subordination Agreement dated as of November 9, 2004 (as amended and in effect from time to time) entered into between SAC, as collateral agent for the other investors from time to time designated as “Buyers” under the Securities Purchase Agreement, the Lead Borrower, and the Agents, on behalf of themselves and the Lenders, with respect to the Convertible Notes.

5.	Amendment to Article V. The provisions of Article V of the Credit Agreement are hereby amended by the addition of the following at the end of Section 5.01:

(l) within ten (10) Business Days prior thereto, notice of any anticipated change in any senior management of any of the Borrowers.

(m) promptly upon receipt thereof, copies of any material notices received by any of the Loan Parties under the SAC Loan Documents and/or the Securities Purchase Documents.

6.	Amendment to Article V. The provisions of Article V of the Credit Agreement are hereby amended by deleting the following text in Section 5.09(b):

Without limiting the foregoing, the Loan Parties acknowledge that the Agents intend to undertake up to three (3) inventory appraisals and three (3) commercial finance examinations each Fiscal Year after the Closing Date, at the Loan Parties’ expense.

and replacing it with the following:

Without limiting the foregoing, the Loan Parties acknowledge that the Agents intend to undertake up to four (4) inventory appraisals and four (4) commercial finance examinations each Fiscal Year after the Closing Date, at the Loan Parties’ expense.

7.	Amendment to Article V. The provisions of Article V of the Credit Agreement are hereby amended by the addition of the following Section 5.16:

5.16. Funding of Convertible Notes. On or before April 29, 2005 all proceeds of Convertible Notes in an amount not less than $40,000,000 (less any amounts applied in payment of the SAC Loan, as described in Section 6.01(i)), shall have been received by the Lead Borrower.

8.	Amendment to Article VI. The provisions of Article VI of the Credit Agreement are hereby amended by addition of the following at the end of Section 6.01:

(i) Indebtedness owing to the SAC Agents and the SAC Lenders under the SAC Loan Documents (the “SAC Indebtedness”). Except as set forth below, the Borrowers shall not make any payments on the SAC Loan (other than the payment of fees described in Section 9(c) of the Intercreditor Agreement and the accrual of payment in kind or capitalized interest) unless and until (i) all Obligations have been repaid in full in cash, (ii) the Borrowers have deposited cash into the Cash Collateral Account in an amount equal to 103% of the Letter of Credit Outstandings at such time, and (iii) any obligations of the Swingline Lender, the Issuing Bank, or any Revolving Credit Lender to make any loans or to provide any financial accommodations pursuant to this Agreement have been terminated. Except for the amendments and modifications permitted in accordance with the terms of the Intercreditor Agreement, the Borrowers shall not hereafter effect or permit any amendments or modifications to any SAC Loan Documents without the prior written consent of the Administrative Agent and the Term Lender. Upon satisfaction of the requirements of Section 5.16, the Borrowers shall be permitted to apply a portion of the proceeds of the Convertible Notes in an amount not to exceed $10,000,000, plus capitalized interest thereon, to repay the SAC Loan, whether by the payment of cash or netting the amount payable against proceeds otherwise to be advanced under the Convertible Notes.

(j) Indebtedness owing to the holders of the Convertible Notes (the “Convertible Note Indebtedness”). Except for the conversion of the Convertible Notes into shares of Common Stock of the Lead Borrower in accordance with the terms of the Convertible Notes, the Borrowers shall not make any payments on the Convertible Notes (other than the payment of Subordinated Debt Fees (as defined in the Subordination Agreement), and the accrual of payment in kind or capitalized interest) unless and until (i) all Obligations have been repaid in full in cash, (ii) the Borrowers have deposited cash into the Cash Collateral Account in an amount equal to 103% of the Letter of Credit Outstandings at such time, and (iii) any obligations of the Swingline Lender, the Issuing Bank, or any Revolving Credit Lender to make any loans or to provide any financial accommodations pursuant to this Agreement have been terminated. Except for the amendments and modifications permitted in accordance with the terms of the Subordination Agreement, the Borrowers shall not hereafter effect or permit any amendments or modifications to any Convertible Notes or the Securities Purchase Agreement without the prior written consent of the Administrative Agent and the Term Lender.

9.	Amendment to Article VI. The introductory paragraph in Section 6.02 of the Credit Agreement is hereby amended to read as follows:

The Loan Parties will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including Accounts) or rights in respect of any thereof, except:

10.	Amendment to Article VI. The provisions of Article VI of the Credit Agreement are hereby amended by addition of the following at the end of Section 6.02:

(f) Liens granted in favor of the SAC Agents under the SAC Loan Documents to secure the SAC Indebtedness, provided that such Liens are subject to the Intercreditor Agreement.

(g) Liens granted in favor of SAC, as collateral agent (or an indenture trustee reasonably satisfactory to the Administrative Agent) on behalf of the holders of the Convertible Notes, to secure the Convertible Notes, provided that such Liens are subject to the Subordination Agreement.

11.	Amendment to Article VI. Section 6.06(a) of the Credit Agreement is hereby amended to read as follows:

The Loan Parties will not, and will not permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that any Loan Party may pay dividends to the Lead Borrower. Except in connection with the transactions contemplated under the Securities Purchase Agreement and the Convertible Notes, none of the Loan Parties will, nor will they permit any Subsidiary to, issue any preferred stock (except for preferred stock that is not subject to redemption other than redemption at the option of the Loan Party issuing such preferred stock or be or become liable in respect of any obligation (contingent or otherwise) to purchase, redeem, retire, acquire or make any other payment in respect of (i) any shares of capital stock of any Loan Party or (ii) any option, warrant or other right to acquire any such shares of capital stock.

12.	Amendment to Article VI. Section 6.08 of the Credit Agreement is hereby amended to read as follows:

The Loan Parties will not, and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Loan Parties or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Loan Parties or any other Subsidiary or to guarantee Indebtedness of the Loan Parties or any other Subsidiary, provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, any SAC Loan Document, or any of the Securities Purchase Documents, (ii) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (iii) clause (a) of the foregoing shall not apply to customary provisions in leases restricting the assignment or subleasing thereof.

13.	Amendment to Article VI. Section 6.09 of the Credit Agreement is hereby amended to read as follows:

The Loan Parties will not, and will not permit any Subsidiary to, amend, modify or waive any of its rights under (a) its Organizational Documents, except to effectuate any increase in shares of capital stock of the Lead Borrower, in order to satisfy the requirements under the Securities Purchase Agreement and Convertible Notes, and (b)

any other instruments, documents or agreements, in each case to the extent that such amendment, modification or waiver would be materially adverse to the interests of the Lenders.

14.	Amendment to Article VI. Section 6.11 of the Credit Agreement is hereby amended to read as follows:

6.11. Excess Availability. The Borrowers shall maintain Excess Availability at all times of not less the Minimum Required Excess Availability.

15.	Amendment to Article VI. Section 6.14 of the Credit Agreement is hereby amended by the addition of the following at the end thereof:

The Borrowers will be permitted to close additional stores upon the consent of the Administrative Agent, in its reasonable discretion, which store closures shall be considered by the Administrative Agent upon the Administrative Agent’s receipt of a business plan reasonably satisfactory to the Administrative Agent and the Term Lender, which business plan reflects levels of Borrowing Base and Term Loan Borrowing Base availability and financial performance by the Borrowers reasonably satisfactory in all respects to the Administrative Agent and the Term Lender, including pro forma Borrowing Base and Term Loan Borrowing Base availability and financial performance after giving effect to the closure of such stores. The Administrative Agent may require that such closures be conducted by professional liquidators, subject to the approval of, and on terms and conditions reasonably acceptable to the Administrative Agent and the Term Lender.

16.	Amendment to Article VII. The provisions of Article VII of the Credit Agreement are hereby amended by addition of the following subsection at the end of Section 7.01:

(r) the occurrence of the final maturity date of the SAC Loan (other than on account of the occurrence of the Closing Date under and as defined in the Securities Purchase Agreement), whether at the stated maturity or otherwise, or the occurrence of any Event of Default under the SAC Loan or SAC Loan Documents, whether or not SAC has exercised, or is permitted to exercise, any of its rights and remedies on account thereof.

(s) the occurrence of any Event giving rise to a Change in Control, as defined under the Convertible Notes, or the occurrence of any Event of Default, as defined under the Convertible Notes or the Securities Purchase Agreement, whether or not any holders of the Convertible Notes have exercised, or are permitted to exercise, any of their respective rights and remedies on account thereof.

17.	Amendment to Article IX. Section 9.02(c)(iv) of the Credit Agreement is hereby amended to read as follows:

(iv) Any amendment of Section 2.01(a), 2.04, 2.23, 5.01(f), 5.09, 5.16, 6.01, 6.02, 6.05, 6.11, 6.14, Article 7, 9.02(c) or 9.03.

18.	Amendment to Article IX. The provisions of Article IX of the Credit Agreement are hereby amended by addition of the following subsection at the end of Section 9.02(c):

(vi) Any change, modification, waiver or amendment to the Intercreditor Agreement or the Subordination Agreement.

19.	Conditions to Effectiveness. This First Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Administrative Agent, the Term Lender and the Revolving Credit Lender:

a.	This First Amendment shall have been duly executed and delivered by the Borrowers, the Facility Guarantor, the Administrative Agent, the Term Lender and the Revolving Credit Lender. The Administrative Agent shall have received a fully executed copy hereof and of each other document required hereunder.

b.	All net proceeds of the SAC Loan shall have been disbursed into the Lead Borrower’s Account No. 9392854427 (or are subject to escrow arrangements reasonably satisfactory to the Administrative Agent, which require only the effectiveness of this First Amendment as a condition for release of such net proceeds to such account), for application to the principal balance of the Revolving Credit Loans or, if no Revolving Credit Loans are outstanding, for deposit in the Cash Collateral Account.

c.	The Intercreditor Agreement shall have been executed and delivered by SAC and the Loan Parties.

d.	The Subordination Agreement shall have been executed and delivered by SAC, as agent for the other investors from time to time designated as “Buyers” under the Securities Purchase Agreement, and the Lead Borrower.

e.	No Default or Event of Default shall have occurred and be continuing both before and immediately after giving effect to the execution of this First Amendment.

f.	The Borrowers shall have delivered certified copies of all of the SAC Loan Documents, the Convertible Notes and the Securities Purchase Agreement to the Administrative Agent and the Term Lender.

g.	The First Amendment to Intellectual Property Security Agreement executed by the Lead Borrower, with respect to certain trademarks held by the Lead Borrower, shall have been delivered to the Collateral Agent.

h.	The Borrowers and the Facility Guarantor shall have provided such additional instruments and documents to the Administrative Agent as the Administrative Agent and its counsel may have reasonably requested.

20.	Miscellaneous.

a.	Except as provided herein, all terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect. The Loan Parties hereby ratify, confirm, and reaffirm all of the representations, warranties and covenants therein contained.

b.	Upon receipt of any additional intellectual property search results which reflect intellectual property owned by any of the Loan Parties not subject to an existing Intellectual Property Security Agreement executed in favor of the Collateral Agent, the Loan Parties shall execute and deliver to the Collateral Agent such additional amendments and/or Intellectual Property Security Agreements as may be reasonably requested by the Collateral Agent.

c.	The Loan Parties hereby acknowledge and agree that they have no offsets, defenses, claims, or counterclaims against the Agents or any Lender, or any of their respective officers, directors, employees, attorneys, representatives, predecessors, successors, or assigns with respect to the Loan Documents, the Obligations, or otherwise, and that if the Loan Parties now have, or ever did have, any offsets, defenses, claims, or counterclaims against the Agents or any Lender, or any of their respective officers, directors, employees, attorneys, representatives, predecessors, successors, or assigns, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED, and the Loan Parties hereby RELEASE the Agents and each Lender, and each of their respective officers, directors, employees, attorneys, representatives, predecessors, successors, and assigns from any liability therefor.

d.	The Borrowers shall pay all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent and the Term Lender in connection with this First Amendment, including, without limitation, all reasonable attorneys’ fees.

e.	This First Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered, shall be an original, and all of which together shall constitute one instrument.

f.	This First Amendment expresses the entire understanding of the parties with respect to the matters set forth herein and supersedes all prior discussions or negotiations hereon.

g.	By executing this First Amendment, the undersigned Facility Guarantor hereby consents to the First Amendment to Credit Agreement and acknowledges that its Guarantee remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed and their seals to be hereto affixed as the date first above written.

THE WET SEAL, INC.

By:	/s/ Douglas C. Felderman
Name:	Douglas C. Felderman
Title:	EVP-CFO

THE WET SEAL RETAIL, INC.

By:	/s/ Douglas C. Felderman
Name:	Douglas C. Felderman
Title:	Secretary

WET SEAL CATALOG, INC.

By:	/s/ Douglas C. Felderman
Name:	Douglas C. Felderman
Title:	Secretary

WET SEAL GC, INC.

By:	/s/ Douglas C. Felderman
Name:	Douglas C. Felderman
Title:	Secretary

FLEET RETAIL GROUP, INC., As Administrative Agent, Collateral Agent, as Swingline Lender and as Revolving Credit Lender

By:	/s/ DANIEL T. PLATT
Name:	Daniel T. Platt
Title:	Director

BACK BAY CAPITAL FUNDING, LLC, as Term Lender

By:	/s/ KRISTIN M. O’CONNOR
Name:	Kristin M. O’Connor
Title:	Managing Director

FLEET NATIONAL BANK, as Issuing Bank

By:	/s/ DANIEL T. PLATT
Name:	Daniel T. Platt
Title:	Director